                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14a INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [ ]          [ ] Confidential, For Use of
    Filed by a party other than              the Commission Only (as
        the registrant      [ ]              permitted by Rule 14a-6(c)(2))
    Check the appropriate box:
    [ ] Preliminary proxy statement
    [X] Definitive proxy statement
    [ ] Definitive additional materials
    [ ] Soliciting material pursuant to
          Rule 14a-11(c) or Rule 14a-12

                            Madison Gas and Electric
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)
                            Madison Gas and Electric
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of filing fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transactions applies:

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    (2) Aggregate number of securities to which transactions applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials:

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                        MADISON GAS AND ELECTRIC COMPANY

                                  [MG&E LOGO]

                ------------------------------------------------

                                PROXY STATEMENT
                ------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1997

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                                                                  March 24, 1997

Dear Shareholder:

     The directors and officers of the Company join me in extending a cordial invitation to you to attend our 1997 Annual Meeting of Shareholders which will be held on Monday, May 5, 1997, at 11:00 a.m., local time, at the Holiday Inn -- Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin (see the map on the next page).

     The accompanying Proxy Statement requests approval of the election of a slate of nominees for directors of Class II to hold office until 2000.

     At the Meeting we will discuss last year's operations, comment on items of interest to you and the Company, and give you an opportunity to ask questions. Following the Meeting, our Company's officers, directors, and other employees will be available to answer any questions you may have.

     YOUR VOTE IS IMPORTANT TO US. I ENCOURAGE YOU TO SIGN AND DATE YOUR PROXY PROMPTLY AND MAIL IT BACK TO US even if you plan to attend the Meeting. You may revoke your proxy at the Meeting and vote your shares in person if you wish.

     I hope you will be able to attend.

                                         Very truly yours,

                                         David C. Mebane
                                         DAVID C. MEBANE
                                         Chairman of the Board, President,
                                         and Chief Executive Officer

                               [CAMERA READY MAP]

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        MONDAY, MAY 5, 1997, 11:00 A.M.

     The 1997 Annual Meeting of Shareholders of Madison Gas and Electric Company will be held in Middleton, Wisconsin, at the Holiday Inn -- Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin, on Monday, May 5, 1997, at 11:00 a.m., local time, for the purposes of:

          (1) Electing two Class II directors to hold office until the Annual Meeting of Shareholders in 2000 and until their successors have been elected and qualified.

          (2) Transacting such other business as may properly come before the Meeting.

     Only those shareholders of Common Stock of record at the close of business on March 1, 1997, are entitled to vote at the Meeting. All shareholders are requested to be present at the Meeting in person or by proxy. Enclosed is a proxy.

     Your attention is directed to the Proxy Statement of Madison Gas and Electric Company on the following pages.

                                           By order of the Board of Directors

                                           GARY J. WOLTER, Secretary
March 24, 1997

                           -------------------------

     It is important to you and the Company that your shares be represented at the Annual Meeting of Shareholders. Even if you plan to attend the Meeting in person, you are requested to sign, date, and mail the enclosed proxy promptly -- regardless of the size of your stock holding.

     The signature on the proxy should correspond exactly with the name of the shareholder as it appears on the proxy. Where stock is registered in the names of two or more persons, all such persons should sign the proxy.

     If the proxy is signed as attorney, officer, personal representative, administrator, trustee, guardian, or similar capacity, please indicate full title as such.

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                                PROXY STATEMENT

To the Shareholders of the Common Stock of MADISON GAS AND ELECTRIC COMPANY:

     The Proxy Statement and accompanying proxy, mailed on or about March 24, 1997, are furnished as a part of the solicitation of proxies by the Board of Directors of Madison Gas and Electric Company (hereinafter referred to as the "Company"), to be voted at the 1997 Annual Meeting of Shareholders of the Company to be held in Middleton, Wisconsin, at the Holiday Inn -- Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin, on Monday, May 5, 1997, at 11:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A shareholder who executes a proxy may revoke it at any time before it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy which is voted at the 1997 Annual Meeting, or attendance at the Meeting and voting in person. Attendance at the Meeting will not automatically revoke a proxy.

     As of March 1, 1997, the Company had outstanding 16,079,718 shares of 50,000,000 authorized shares of Common Stock. The Common Stock constitutes the only class of securities entitled to vote at the 1997 Annual Meeting of Shareholders. Only those shareholders of Common Stock of record at the close of business on March 1, 1997, are entitled to vote at the Meeting. At the 1985 Annual Meeting of Shareholders, the shareholders of the Company approved an amendment to the Company's Restated Articles of Incorporation (the "Restated Articles") limiting the voting power of any shareholder who acquires more than 10 percent of the Company's outstanding voting stock. To the knowledge of the Company, this limitation does not currently apply to any shareholder. Accordingly, at the present time, one share of Common Stock will be entitled to one vote. For those shareholders who are participants in the Company's Investors Plus Plan, the shares you have accumulated in the Plan are held by the Administrator of the Plan under the nominee name of Whimm & Co., and those shares, including your reinvestment shares, will be voted in accordance with the direction given on the proxy.

                               VOTING INFORMATION

     A shareholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) vote for the election of all such nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating on the proxy. Proxies properly executed and received by the Company prior to the 1997 Annual Meeting of Shareholders and not revoked will be voted as directed therein. In the absence of a specific direction from a shareholder, proxies will be voted for the election of the named director nominees. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted, such nonvotes will not be considered as votes cast with respect to such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

     If a quorum is present at the 1997 Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as Class II directors. Accordingly, withholding authority to vote for a director and nonvotes with respect to the election of directors will not affect the outcome of the election of directors.

                             ELECTION OF DIRECTORS

     The Board of Directors consists of eight directors divided into three classes, one class having two directors and two classes having three directors, with one class being elected each year for a term of three years. Accordingly, it is proposed that the two nominees listed below be elected to serve as Class II directors for three-year terms, to expire at the 2000 Annual Meeting of Shareholders and upon the election and qualification of their successors.

     Messrs. Swanson and Vondrasek are currently Class II directors whose terms expire at the 1997 Annual Meeting and who have been nominated for reelection.

     Each of the nominees has indicated a willingness to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable. If any of the nominees should become unable to serve, it is presently intended that the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors.

     Under the terms of the Company's Bylaws, nominations for the Board of Directors made by shareholders must be made in writing and delivered or mailed to the Chief Executive Officer and/or President of the Company at the Company's principal executive offices not less than 14 days nor more than 60 days prior to the Annual Meeting of Shareholders. If less than 14 days' notice of the Annual Meeting is given to shareholders, such nominations must be delivered or mailed as specified above not later than the close of business on the fourth day following the day on which the notice was mailed. Such notification shall contain the following information to the extent known to the nominating shareholder: a) name and address of each proposed nominee, b) the principal occupation of each proposed nominee, c) the name and residence address of the nominating shareholder, and d) the number of shares of capital stock of the corporation owned by the nominating shareholder. Shareholder nominations for the

1997 Annual Meeting of Shareholders must be delivered or mailed to the Company no later than April 21, 1997.

     The following table sets forth the names of the nominees and the current directors who will continue in office after the Meeting, their ages, information as to their business experience for the last five years (unless otherwise noted), and the year they first became directors of the Company.

                                                              DIRECTOR
            NAMES (AGES) AND BUSINESS EXPERIENCE               SINCE
            ------------------------------------              --------
Nominees (Class II) -- Term Expiring in 2000
H. LEE SWANSON (59), Cross Plains, Wisconsin................    1988
  Chief Executive Officer, President, and Director of the
  State Bank of Cross Plains, with which he has been
  associated for more than 31 years; also director of
  Mid-Plains Telephone Company, an independent telephone
  company.
FRANK C. VONDRASEK (68), Madison, Wisconsin.................    1982
  Vice Chairman of the Board of Directors of the Company, of
  which he was an officer from 1974 through 1993.
Members of the Board of Directors Continuing in Office
Class III -- Term Expiring in 1998
RICHARD E. BLANEY (60), Madison, Wisconsin..................    1974
  Retired President of Richard Blaney Seeds Inc., sellers of hybrid seed corn, with which he was associated for more
  than 9 years.
FREDERIC E. MOHS (60), Madison, Wisconsin...................    1975
  Partner in the law firm of Mohs, MacDonald, Widder &
  Paradise, of which he has been a member since 1968.
PHILLIP C. STARK (71), Madison, Wisconsin...................    1985
  Chairman of the Board and Vice President and Secretary of
  The Stark Company, a real estate company, with which he
  has been associated for 48 years.

                                                              DIRECTOR
            NAMES (AGES) AND BUSINESS EXPERIENCE               SINCE
            ------------------------------------              --------
Class I -- Term Expiring in 1999
JEAN MANCHESTER BIDDICK (70), Madison, Wisconsin............    1982
  Retired Chief Executive Officer of Neesvig's Inc., a
  wholesale meat company, with which she was associated for
  more than 27 years.
DAVID C. MEBANE (63), Madison, Wisconsin....................    1984
  Chairman of the Board of Directors, President, and Chief
  Executive Officer of the Company, of which he has been an
  officer since 1980; also director of First Federal Capital
  Corp., a bank holding company.
REGINA M. MILLNER (53), Madison, Wisconsin..................    1996
  Attorney and Real Estate Consultant for more than 11 years and President of RMM Enterprises, Inc., a real estate
  consulting firm; also a director of Wisconsin State Equity
  Corporation.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table lists the beneficial ownership of Common Stock of each director and nominee, the individuals named in the Summary Compensation Table, the directors and executive officers as a group, and each person known by the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock. In each case the indicated owner has sole voting power and sole investment power with respect to the shares shown except as noted.

                                                                          PERCENT OF
                                                     NUMBER OF SHARES    OUTSTANDING
                       NAME                         BENEFICIALLY OWNED   COMMON STOCK
                       ----                         ------------------   ------------
Jean Manchester Biddick...........................          3,492             *
Richard E. Blaney.................................          1,255             *
Robert E. Domek...................................          7,453(1)(2)       *
Joseph T. Krzos...................................          1,320(1)(2)       *
David C. Mebane...................................          7,948(1)(2)       *
Regina M. Millner.................................            918             *
Frederic E. Mohs..................................          1,678(3)          *
Phillip C. Stark..................................          3,127             *
H. Lee Swanson....................................          3,150(4)          *
Frank C. Vondrasek................................         20,064(1)(2)       *
Mark C. Williamson................................          1,883(2)          *
Gary J. Wolter....................................          2,882(1)(2)       *
All directors and executive officers as a group
  (19)............................................         77,930(2)          *
Marshall & Ilsley Corporation.....................      1,010,596(5)        6.3
770 North Water Street
Milwaukee, Wisconsin 53202

-------------------------
 *  Less than 1 percent.

(1) Messrs. Domek, Krzos, Mebane, Vondrasek, and Wolter are directors of Madison Gas and Electric Company Foundation, Inc., and as such have shared voting and investment power in an additional 9,847 shares of Common Stock held thereby.

(2) Includes Common Stock held under the two Employee Stock Ownership Plans of the Company for the account of executive officers of the Company with respect to which such persons have sole voting but no investment power: Mr. Domek, 6,048 shares; Mr. Krzos, 250; Mr. Mebane, 4,838 shares; Mr. Vondrasek, 11,233 shares; Mr. Williamson, 13 shares; Mr. Wolter, 78 shares; and directors and executive officers as a group, 35,337 shares.

(3) Includes 574 shares of Common Stock with respect to which Mr. Mohs is trustee of a trust for the benefit of his children.

(4) Mr. Swanson is a member of the Qualified Plan Committee of the Profit Sharing Plan and the Money Purchase Pension Plan of the State Bank of Cross Plains and as such has shared voting and investment power in an additional 1,575 shares of Common Stock held thereby.

(5) Marshall & Ilsley Trust Company is the Trustee of the Company's Employee Stock Ownership Plans. Marshall & Ilsley Corporation (M&I), as a parent holding company, filed a Schedule 13G to report beneficial ownership by it and four subsidiaries of shares of Common Stock. Based on information contained in the Schedule 13G, this includes shares as to which M&I has or shares voting and investment power as follows: sole voting power as to 98,062 shares; shared voting power as to 913,331 shares (as to which beneficial ownership is disclaimed as to 856,191 shares held in one or more employee benefit plans); sole investment power as to 101,100 shares; and shared investment power as to 909,496 shares (as to which beneficial ownership is disclaimed as to 856,191 shares held in one or more employee benefit plans).

                                BOARD COMMITTEES

     The Company has an Audit Committee, a Compensation Committee, an Executive Committee, and a Personnel Committee.

     During the year ended December 31, 1996, a total of 13 meetings of the Board of Directors were held. All of the directors attended in excess of 75 percent of the aggregate of these meetings and (if they were members of the Audit, Compensation, Executive, or Personnel Committee) the meetings of the Audit, Compensation, Executive, and Personnel Committees.

     Directors who are not employees of the Company will receive $10,000 annually, plus $500 for each Board meeting attended and $350 for each Audit, Compensation, Executive, or Personnel Committee meeting attended. The Vice Chairman of the Board of Directors receives an additional $1,000 annual retainer. Mr. Mebane does not receive additional compensation for serving as a director.

     The members of the Audit Committee are Mrs. Biddick, Ms. Millner, and Messrs. Blaney, Mohs, Stark, Swanson, and Vondrasek. The Audit Committee held two meetings during 1996. The Audit Committee's function is to meet with the Company's internal auditors and independent public accountants and discuss with them the scope and results of their audits, the Company's accounting practices, and the adequacy of the Company's internal controls. The Audit Committee also approves services performed by the Company's independent public accountants.

     The members of the Compensation Committee are Messrs. Blaney, Mohs, and Stark. The Compensation Committee held two meetings during 1996. The function of the Compensation Committee is to review the salaries, fees, and other benefits of officers and directors and recommend compensation adjustments to the Board of Directors.

     The members of the Executive Committee are Mrs. Biddick and Messrs. Blaney, Mebane, Mohs, and Vondrasek. The Executive Committee did not meet during 1996. The Executive Committee provides a means of taking prompt action when a quorum of the Board of Directors cannot be readily assembled. When the Board of Directors is not in session, the Executive Committee has the powers of the Board in the management of the business and affairs of the Company, except action with respect to dividends to shareholders, election of principal officers, or the filling of vacancies on the Board of Directors or committees created by the Board of Directors. The members of the Executive Committee are elected by the Board of Directors each year at the first meeting of the Board following the Annual Meeting of Shareholders to serve until the first Board meeting following the next Annual Meeting of Shareholders.

     The members of the Personnel Committee are Mrs. Biddick, Ms. Millner, and Messrs. Mebane, Mohs, Swanson, and Vondrasek. The Personnel Committee held two meetings during 1996. The Personnel Committee makes recommendations with respect to the election of directors and officers of the Company. Nominations for the Board of Directors by shareholders, which are submitted to the Chief Executive Officer and/or President of the Company, in the manner described above, will be considered by the Personnel Committee, the Board, or the Chief Executive Officer.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation for the fiscal years 1994, 1995, and 1996 of the Chief Executive Officer and four other executive officers serving as executive officers on December 31, 1996, whose salary exceeded $100,000 for fiscal year 1996.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                      ---------------------------------   ---------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                          -----------------------   -------
                                                                          RESTRICTED   SECURITIES
                                                           OTHER ANNUAL     STOCK      UNDERLYING    LTIP        ALL OTHER
                                                   BONUS   COMPENSATION   AWARDS ($)    OPTIONS     PAYOUTS   COMPENSATION ($)
 NAME AND PRINCIPAL POSITION   YEAR   SALARY ($)    ($)        ($)           (5)          (#)         ($)           (6)
 ---------------------------   ----   ----------   -----   ------------   ----------   ----------   -------   ----------------
David C. Mebane(1)...........  1996    $280,769      0          0           $    0         0           0           $2,250
  Chairman, President and      1995    $264,321      0          0            6,350         0           0           $2,250
  Chief Executive Officer      1994    $237,601      0          0                0         0           0           $2,250
Robert E. Domek(2)...........  1996    $177,332      0          0           $    0         0           0           $1,595
  Executive Vice President     1995    $126,930      0          0            6,350         0           0           $1,393
                               1994    $112,255      0          0                0         0           0           $1,268
Gary J. Wolter(3)............  1996    $162,846      0          0           $    0         0           0           $2,083
  Senior Vice President-       1995    $146,517      0          0            6,350         0           0           $2,046
  Administration and           1994    $122,221      0          0                0         0           0           $1,832
  Secretary
Mark C. Williamson(4)........  1996    $158,092      0          0           $    0         0           0           $  395
  Senior Vice President-       1995    $141,580      0          0            6,350         0           0           $  354
  Energy Services              1994    $116,230      0          0                0         0           0           $  291
Joseph T. Krzos..............  1996    $123,032      0          0           $    0         0           0           $1,846
  Vice President-Finance       1995    $117,754      0          0            6,350         0           0           $1,764
                               1994    $110,180      0          0                0         0           0           $1,650

-------------------------
(1) Chief Executive Officer since January 1, 1994. Promoted to Chairman, President and Chief Executive Officer on May 9, 1994.

(2) Senior Vice President-Human Resources until May 1, 1995, when he was promoted to Executive Vice President. He was elected President of Great Lakes Energy Corp. (GLENCO) and Vice Chairman of American Energy Management, Inc. (AEM), in May of 1996. GLENCO and AEM are subsidiaries of the Company.

(3) Vice President-Administration and Secretary until May 1, 1995, when he was promoted to Senior Vice President-Administration and Secretary.

(4) Vice President-Energy Services until May 1, 1995, when he was promoted to Senior Vice President-Energy Services.

(5) The amounts in the table reflect the market value on the date of grant of restricted stock awarded under restricted stock award agreements. The number of shares of restricted stock held by each executive officer named in the table is 300 and the market value of such shares as of December 31, 1996, was $6,075. The restricted stock awards vested on February 16, 1997.

(6) All other compensation for 1996 amounts are Company contributions to a 401(k) defined contribution plan.

                        REPORT ON EXECUTIVE COMPENSATION

CORPORATE MISSION

     The mission of Madison Gas and Electric Company is to provide quality gas and electric utility service to its customers at competitive rates; to meet all customers' gas, electric, and related energy needs; and to earn a reasonable return for investors. MGE is committed to maintaining the highest standards of corporate citizenship and fair treatment for all employees.

COMPENSATION PHILOSOPHY

     The principal goal of the Madison Gas and Electric Company compensation program is to pay employees, including executive officers, at levels which are:

     - reflective of how well the Company is achieving its corporate mission

     - consistent with the Company's current financial condition, earnings, rates, total shareholder return, and projected Consumer Price Index

     - reflective of individual performance and experience

     - competitive in the marketplace

     - administered in a fair and consistent manner.

     Executive salaries are established within a salary range that reflects competitive salary levels for similar positions in similar-sized gas and electric utilities. The utilities used for salary comparison are not the same companies included in the performance graph peer group in this Proxy Statement. The Upper Midwest combination utilities included in the performance graph peer group were selected to reflect utilities facing similar weather and economic conditions. Many of these companies are larger than MGE with much higher compensation structures. When examining compensation peer groups, it was determined more appropriate to consider similar-sized utilities.

     The midpoint (or middle) of an executive's salary range is approximately equal to the median salary level of the surveyed utilities. An executive's position in the range reflects his or her performance over a period of years in that position, the executive's experience in that position, and Company performance.

     Specific individual or Company performance targets are not set. Instead, an executive's salary within the salary range is determined by subjectively evaluating the individual's performance and experience and the Company's performance.

     While MGE's current compensation program has functional adequacy to retain and fairly compensate the Company's executives, the Compensation Committee and the full Board review the objectives of the executive compensation program on a continuing basis. Each year, the Compensation

Committee reviews and recommends to the Board annual salaries, salary grades and ranges, and the overall salary program design for the Company's executives.

EXECUTIVE COMPENSATION

     Executive salaries were set in April of 1996. Company performance factors such as earnings, rates, shareholder return, and other available financial criteria were used in determining the CEO's and other executive officers' positions in his or her salary range.

     At the time 1996 compensation was set, the Compensation Committee and the full Board of Directors reviewed Company performance for 1995 and first quarter information for 1996. This information showed MGE's cumulative five-year total return was above the return for MGE's peer group of utilities. Electric and natural gas rates were held constant through the review period while cost control measures continued.

     A study was performed for the Company in early 1996 by a compensation consultant. The study compared the pay level of key MGE executives to pay levels of general industry and pay levels of other utilities with revenues of approximately $250 million. The study showed that pay levels for MGE executives were generally below the median of salary and incentive compensation for both general industry and similar-sized utilities. Salary adjustments were made which moved Company executives closer to the market median for their positions. The CEO's annual salary was increased to $275,700. The CEO's total compensation remains below the market total compensation for both general industry and similar-sized utilities identified in the compensation study.

CHANGE IN COMPENSATION COMMITTEE

     Robert M. Bolz, a member of MGE's Compensation Committee, retired May 6, 1996, after 24 years of service to MGE. Mr. Bolz was replaced on the Compensation Committee by Phillip C. Stark.

                                           Richard E. Blaney
                                           Frederic E. Mohs
                                           Phillip C. Stark

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, S&P 500, and a Peer Group Index weighted according to each company's market capitalization as of the beginning of each annual period.

                        MADISON GAS AND ELECTRIC COMPANY
                             FINANCIAL PERFORMANCE
                 CUMULATIVE FIVE-YEAR TOTAL RETURN* COMPARISON

         MEASUREMENT PERIOD                  MGE             S&P 500          PEER GROUP
        (FISCAL YEAR COVERED)
1991                                                100               100               100
1992                                                112               108               106
1993                                                123               118               120
1994                                                125               120               113
1995                                                145               165               148
1996                                                131               203               154

  Assumes $100 invested on December 31, 1991, in each of the Company's Common
                       Stock, S&P 500, and the Peer Group
                *Total return assumes reinvestment of dividends

             --------------------------------
                           S&P           PEER
              MGE          500          GROUP
               ------------------------------
1991         $100         $100          $100
1992         $112         $108          $106
1993         $123         $118          $120
1994         $125         $120          $113
1995         $143         $165          $148
1996         $131         $203          $154

     The Peer Group selected by the Company is composed of the following Upper Midwest combination utilities:

                 Cilcorp Inc.                                      Minnesota Power & Light
                 Cinergy Corp.                                     Nipsco Industries Inc.
                 Cipsco Inc.                                       Northern States Power-MN
                 CMS Energy Corp.                                  SIGCorp. Inc.
                 DPL Inc.                                          St. Joseph Light & Power
                 IES Industries Inc.                               Utilicorp United Inc.
                 Illinova Corp.                                    Wisconsin Energy Corp.
                 Interstate Power Co.                              WPL Holdings Inc.
                 *Iowa-Illinois Gas & Elec.                        WPS Resources Corp.
                 **MidAmerica Energy Hldg.

    Note: Data accumulated by S&P Compustat Services

 * Merged with MidAmerican Energy Co.

** Name change from MidAmerican Energy Co.

                        MADISON GAS AND ELECTRIC COMPANY
                             FINANCIAL PERFORMANCE
                        MGE VERSUS WISCONSIN PEER GROUP

    Note: This graph is for comparison purposes only. It is to show how the Company's Five-Year Total Return compares to the other Wisconsin utilities.

         MEASUREMENT PERIOD                  MGE            WISCONSIN
        (FISCAL YEAR COVERED)                               PEER GROUP
1991                                                100               100
1992                                                112               109
1993                                                123               118
1994                                                125               111
1995                                                143               139
1996                                                131               130

  Assumes $100 invested on December 31, 1991, in each of the Company's Common
                                 Stock and the
                          Wisconsin Utility Peer Group
                 Total return assumes reinvestment of dividends

             -----------------------
                           WISCONSIN
              MGE               PEER
                               GROUP
             -----------------------
1991         $100            $100
1992         $112            $109
1993         $123            $118
1994         $125            $111
1995         $143            $139
1996         $131            $130

Wisconsin Peer Group: Wisconsin Energy Corp.
                    WPL Holdings Inc.
                    WPS Resources Corp.

                 PENSION PLAN AND SUPPLEMENTAL RETIREMENT PLAN

     The Company has a noncontributory qualified defined benefit Pension Plan covering its salaried employees. The amount of pension is based upon years of service and final 60-month average earnings prior to retirement.

     The following table indicates the estimated maximum retirement benefits payable (unreduced for survivor protection) at the normal retirement age of 65 for specified compensation and years of service classifications. Substantially all compensation shown in the salary column of the summary compensation table is included in compensation under the Pension Plan, subject to any statutory regulations imposed by the Internal Revenue Code. Information in this table is based on the Pension Plan formula for years of service credit earned in 1986 and subsequent years. The retirement benefits are not subject to any reduction for Social Security benefits received by the employees or for any other offset amounts.

                             PENSION PLAN TABLE(1)

                                     ANNUAL PENSION AT NORMAL RETIREMENT AGE OF 65
                                        AFTER YEARS OF SERVICE INDICATE BELOW(2)
                                     ---------------------------------------------
         FINAL FIVE-YEAR                                                     25 YEARS
      AVERAGE ANNUAL SALARY        10 YEARS      15 YEARS      20 YEARS      OR MORE
      ---------------------        --------      --------      --------      --------
$100,000.........................  $12,500       $18,750       $25,000       $31,250
$125,000.........................  $15,625       $23,438       $31,250       $39,063
$150,000.........................  $18,750       $28,125       $37,500       $46,875

-------------------------
(1) The retirement benefits reflect limits imposed by the Internal Revenue Code on benefit amounts and covered compensation.

(2) The Pension Plan Table does not reflect service credit prior to 1986 when the Pension Plan required employee contributions. The normal retirement pension for employees with service credits prior to 1986 will exceed the amounts shown in the Pension Plan Table, depending on their years of pre-1986 service and contributions made to the Pension Plan.

     The estimated annual retirement benefit payable at normal retirement age of 65 under the Pension Plan formula (assuming continuation of 1996 compensation levels through retirement and taking into account employee contributions and service credits for 1985 and prior years) is $55,540 to Mr. Mebane, $44,871 to Mr. Wolter, $50,000 to Mr. Williamson, and $42,477 to Mr. Krzos. At December 31, 1996, the estimated annual retirement benefit payable to Mr. Domek was $43,752.

     The full credited years of service under the Pension Plan are 20 for Mr. Mebane, 13 for Mr. Wolter, 11 for Mr. Williamson, 14 for Mr. Krzos, and 25 for Mr. Domek.

     Officers of the Company are also covered under a nonqualified supplemental retirement plan which provides a supplemental retirement benefit. The supplemental retirement benefit is a designated percentage ranging from 55 to 70 percent of the final 60-month average earnings less the benefit payable from the Pension Plan described above. The designated percentage is based on the officer's age at retirement. The estimated supplemental annual retirement benefit payable at normal retirement age of 65 under the supplemental retirement plan (assuming continuation of 1996 compensation levels through retirement) is $130,618 to Mr. Mebane, $70,671 to Mr. Wolter, $64,122 to Mr. Williamson, and $43,354 to Mr. Krzos. At December 31, 1996, the estimated annual supplemental retirement benefit payable to Mr. Domek was $39,957.

                           DEFERRED COMPENSATION PLAN

     Officers of the Company are permitted to defer a portion of their current salary under a nonqualified deferred compensation plan initiated in 1984. Two officers contributed to the plan during 1996. Participants in the plan are entitled to receive deferred compensation upon termination of active employment. Deferred compensation under this plan does not constitute compensation as defined under the Pension Plan described above.

     The Company has entered into a trust agreement for the purpose of assuring the payment of the Company's obligations under the supplemental retirement plan and deferred compensation plan. Under the trust agreement, in the event of a change in control or potential change in control of the Company, the Company will be obligated to deliver to the trustee cash or marketable securities having a value equal to the present value of the amounts which the Company is obligated to pay under such plans and the costs of maintaining the trust. "Change in control" is defined generally as the acquisition by any person, subject to certain exceptions, of beneficial ownership of 20 percent or more of the Common Stock; a change in the majority of the Board of Directors; certain mergers or similar transactions involving the Company's assets where, among other conditions, the current shareholders do not constitute at least 60 percent of the shareholders of the resulting or acquiring entity; or a liquidation of the Company.

                                SEVERANCE PLANS

     The Company has entered into severance agreements with certain key employees, including Messrs. Mebane, Domek, Wolter, Williamson, and Krzos. Under these agreements, each such employee is entitled to a severance payment following a change in control of the Company as defined above if, within 24 months after such change in control, employment with the Company is terminated by (i) the Company, (ii) the employee for good reason, or (iii) the employee for any reason during the 30-day period commencing one year after the date of change in control. Each agreement has a three-year initial term, but on the first anniversary of execution and each anniversary thereafter, the agreement is extended for an additional year, unless either the Company or the employee gives notice not to extend the agreement or a change in control of the Company has occurred. Severance payments will be equal to three times the employee's annual base salary plus three times the highest bonus paid during any of the five years preceding a change in control. If the employee receives severance benefits following a change in control, health, life, and disability benefits are continued for up to three years, and the employee will also be grossed up for any excise taxes the employee may incur. In circumstances not involving a change in control of the Company, Messrs. Mebane, Domek, Wolter, Williamson, and Krzos, like other salaried employees, are entitled under the Company's general severance plan to a payment equal to two weeks of compensation plus the employee's weekly compensation multiplied by the number of years of employment, not exceeding 24.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies from the shareholders of the Company personally or by telephone. The Company has retained Morrow & Co., Inc., to aid in the solicitation of proxies at a fee of $6,000 plus expenses.

                     RECEIPT OF SHAREHOLDERS' PROPOSALS AND
                  DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, any shareholders' proposals must be received at the Company's principal executive offices at 133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, no later than November 24, 1997.

     Shareholder nominations for Class I directors to be elected at the 1998 Annual Meeting of Shareholders must be submitted in the manner described in Election of Directors above not less than 14 days nor more than 60 days prior to the 1998 Annual Meeting.

                                 OTHER MATTERS

     The Company's Annual Report for the year 1996 has been mailed to shareholders.

     The management has no knowledge of any other matters to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on such matters.

     The Board of Directors has selected Coopers & Lybrand L.L.P. to audit the consolidated financial statements of the Company and its subsidiaries for 1997. Coopers & Lybrand L.L.P., the Company's independent public accountant in 1996, is expected to have a representative present at the meeting who may make a statement and will be available to respond to appropriate questions.

                                           Madison Gas and Electric Company

                                           DAVID C. MEBANE
                                           DAVID C. MEBANE
                                           Chairman of the Board, President,
                                           and Chief Executive Officer

Dated March 24, 1997

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MADISON GAS AND
                                ELECTRIC COMPANY

   The undersigned Common Stock shareholder of MADISON GAS AND ELECTRIC
     COMPANY hereby appoints RICHARD E. BLANEY, DAVID C. MEBANE, AND FRANK
     C. VONDRASEK, and each of them, as proxies with power of substitution (to act by a majority of such of them as shall be present) to represent and to vote all shares of stock the undersigned would be entitled to vote, at the Annual Meeting of Shareholders to be held at the Holiday Inn -- Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin, on Monday, May 5, 1997, at 11:00 a.m., local time, and at all adjournments thereof:

   (1) The election of members of Class II of the Board of Directors as provided in the Company's Proxy Statement:

                [ ] FOR all nominees listed below
                  (except as marked to the contrary below)

                [ ] FOR all nominees listed below                           [ ] WITHHOLD AUTHORITY to vote for all nominees listed
                  (except as marked to the contrary below)                  below

   Class II (3 years) -- H. Lee Swanson and Frank C. Vondrasek (to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below):

     ----------------------------------------------------------------------

   (2) In their discretion upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED WITH
     RESPECT TO THE MATTER DESIGNATED IN PROPOSAL NUMBERED (1). IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES.

         This proxy revokes any proxy heretofore given.

         --------------------------------------------------- , 1997

         MONTH             DAY

         This proxy revokes any proxy heretofore given.               ------------------------------------------------- (L.S.)

         --------------------------------------------------- , 1997   ------------------------------------------------- (L.S.)

         MONTH             DAY                                        Please sign exactly as name appears hereon. For joint

                                                                      accounts, all tenants should sign. Executors,

                                                                      Administrators, Trustees, etc., should so indicate when

                                                                      signing.
